                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:

      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                                  MAXIMUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.

           (1) Title of each class of securities to which transaction applies:

                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:

                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:

                ------------------------------------------------------------
           (5)  Total fee paid:

                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by
/ /        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.

           (1)  Amount Previously Paid:

                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:

                ------------------------------------------------------------
           (3)  Filing Party:

                ------------------------------------------------------------
           (4)  Date Filed:

                ------------------------------------------------------------

                                     [LOGO]

                            11419 SUNSET HILLS ROAD
                             RESTON, VIRGINIA 20190
                                 (703) 251-8500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 4, 2002

    The 2002 Annual Meeting of Shareholders of MAXIMUS, Inc. will be held at our corporate headquarters at 11419 Sunset Hills Road in Reston, Virginia on Thursday, April 4, 2002 at 11:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

        1. The election of two Class II Directors to serve until the 2005 Annual Meeting of Shareholders.

        2. The amendment of our 1997 Equity Incentive Plan to increase the number of shares of our common stock as to which awards may be granted under the plan to 6,500,000 shares.

        3. The ratification of the appointment of Ernst & Young LLP as our independent public accountants for our 2002 fiscal year.

        4. The transaction of any other business that may properly come before the meeting or any adjournment of the meeting.

    Shareholders of record at the close of business on February 15, 2002 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

    Our board hopes that you will attend the meeting. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                                          By Order of the Board of Directors,

                                          David R. Francis, SECRETARY

February 22, 2002

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
General Information About Voting............................      1
Security Ownership of Management and Five Percent Owners....      2
Section 16(a) Beneficial Ownership Reporting Compliance.....      4
PROPOSAL 1: Election of Directors...........................      4
Vote Required...............................................      4
Board and Committee Meetings................................      8
Director Compensation.......................................      8
Certain Relationships and Related Transactions..............      9
Executive Compensation......................................     10
Summary Compensation Table..................................     10
Option Grant Table..........................................     11
Aggregate Option Exercises and Fiscal Year-End Option
  Values....................................................     12
Executive Employment Agreements.............................     12
Report of the Board of Directors and Compensation
  Committee.................................................     13
Report of the Audit Committee...............................     15
Compensation Committee Interlocks and Insider
  Participation.............................................     15
Stock Performance Graph.....................................     16
PROPOSAL 2: Amendment to the 1997 Equity Incentive Plan.....     17
General.....................................................     17
Administration and Eligibility..............................     18
Plan Benefits...............................................     18
Federal Income Tax Consequences Relating to Stock Options...     18
Supplemental Information....................................     19
Vote Required...............................................     19
PROPOSAL 3: Ratification of Selection of Independent Public
  Accountants...............................................     20
Audit Fees..................................................     20
Financial Information Systems Design and Implementation.....     20
All Other Fees..............................................     20
Vote Required...............................................     20
Shareholder Proposals.......................................     20
Other Materials.............................................     21
APPENDIX A..................................................    A-1

                                     [LOGO]

                            11419 SUNSET HILLS ROAD
                             RESTON, VIRGINIA 20190
                                 (703) 251-8500

                                PROXY STATEMENT

    Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2002 Annual Meeting of Shareholders to be held on Thursday, April 4, 2002 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to shareholders on or about February 22, 2002.

GENERAL INFORMATION ABOUT VOTING

    WHO CAN VOTE. You will be entitled to vote your shares of MAXIMUS common stock at the annual meeting if you were a shareholder of record at the close of business on February 15, 2002. As of that date, 23,151,452 shares of common stock were outstanding and entitled to one vote each at the meeting. You are entitled to one vote on each item voted on at the meeting for each share of common stock that you held on February 15, 2002.

    HOW TO VOTE YOUR SHARES. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card (David V. Mastran and F. Arthur Nerret) will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

    Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares. If you attend the meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States.

    QUORUM. A quorum of shareholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum.

    NUMBER OF VOTES REQUIRED. The number of votes required to approve each of the three proposals that are scheduled to be presented at the meeting is as follows:

                  PROPOSAL                                     REQUIRED VOTE
                  --------                                     -------------
-  Election of directors.                      For each nominee, a plurality of the votes
                                               cast for or against such nominee.
-  Amendment to 1997 Equity Incentive Plan.    A majority of the votes cast for or against
                                               the amendment or abstaining, provided that
                                               the total number of votes for, against or
                                               abstaining is greater than 50% of total
                                               number of shares entitled to vote on the
                                               proposal.
-  Ratification of the board's selection of    A majority of the votes cast for or against
   independent public accountants.             ratification.

    ABSTENTIONS AND BROKER NON-VOTES. A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions AND is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." Abstentions and broker non-votes will not count as votes cast in the election of directors or in the vote on ratification of the board's selection of independent accountants. Therefore, abstentions and broker non-votes will have no effect on the voting on these matters at the meeting. Approval of the amendment to the 1997 Equity Incentive Plan requires the affirmative vote of at least a majority of the votes cast on that proposal and that the total votes cast on that proposal represent more than 50% of the total shares entitled to vote on the proposal. On this proposal only, abstentions will be treated as votes cast, but broker non-votes will not. Therefore, on this proposal, abstentions will have the effect of a negative vote on the proposal, and broker non-votes will have no effect on the voting on the proposal.

    DISCRETIONARY VOTING BY PROXIES ON OTHER MATTERS. Aside from the election of directors, the proposed amendment to our 1997 Equity Incentive Plan and the ratification of our independent accountants, we do not know of any other proposal that may be presented at the 2002 Annual Meeting. However, if another matter is properly presented to the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

    HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy card at any time before we exercise it by notifying our Corporate Secretary in writing, by executing a new proxy card bearing a later date and delivering the new executed proxy card to our Corporate Secretary, or by voting in person at the annual meeting.

    EXPENSES OF SOLICITATION. We will bear all costs of soliciting proxies. We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their out-of-pocket expenses. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and/or personal interviews.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS

    The following table shows the number of shares of common stock beneficially owned as of February 8, 2002 (unless otherwise indicated), by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors and the nominees for director, (iii) the executive officers named in the Summary Compensation Table contained in this proxy statement and (iv) all of our directors and executive officers as a group.

    The number of shares beneficially owned by each holder is based upon the rules of the Securities Exchange Commission ("SEC"). Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire within 60 days by exercising any stock option or other right. Accordingly, this table includes shares that each person has the right to acquire on or before April 9, 2002. Unless otherwise indicated, to the best of our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table. By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.

    To compute the percentage ownership of any shareholder or group of shareholders in the following table, the total number of shares deemed outstanding includes 23,181,328 shares that were outstanding on

February 8, 2002, plus any shares that holder or group of holders could acquire upon exercising any options held by that holder or group of holders that are exercisable on or before April 9, 2002.

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                              -------------------------
BENEFICIAL OWNER                                               SHARES          PERCENT
----------------                                              ---------        --------
Waddell & Reed Investment...................................  1,390,136(1)        6.0%
  Management Company
  6300 Lamar Avenue
  Overland Park, Kansas 66202
T. Rowe Price Associates, Inc...............................  1,326,700(2)        5.7
  100 East Pratt Street
  Baltimore, Maryland 21202
David V. Mastran............................................  2,636,295(3)       11.4
Russell A. Beliveau.........................................     81,831(4)          *
Jesse Brown.................................................     28,956(5)          *
Lynn P. Davenport...........................................     94,692(6)          *
Thomas A. Grissen...........................................    139,907(7)          *
Peter B. Pond...............................................     43,042(8)          *
James R. Thompson, Jr.......................................     13,328(9)          *
David A. Hogan..............................................      9,987(10)         *
All directors and executive officers as a group (11           3,069,397(11)      13.0%
  persons)..................................................

------------------------

*   Percentage is less than 1% of all outstanding shares of common stock.

(1) Based upon the Schedule 13G filed by the shareholder with the Securities and Exchange Commission on January 16, 2002. This shareholder indicates that these shares are reported by Waddell & Reed Financial, Inc. on behalf of itself, Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc. and Waddell & Reed Investment Management Company, and include shares owned by open-ended investment companies or managed accounts advised or sub-advised by Waddell & Reed Investment Management Company.

(2) Based upon the Schedule 13G filed by the shareholder with the Securities and Exchange Commission on February 11, 2002. This shareholder indicates that these securities are owned by individual and institutional investors which
    T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities, and that for purposes of Securities Exchange Act reporting, T. Rowe Price
    Associates, Inc. disclaims beneficial ownership of these securities.

(3) Includes (i) 62,129 shares and 9,930 shares issuable under stock options exercisable on or before April 9, 2002 held by Dr. Mastran's spouse and
    (ii) 1,800 shares held by Dr. Mastran's father who resides in Dr. Mastran's home.

(4) Includes 21,344 shares issuable under stock options exercisable on or before April 9, 2002. Also includes 60,487 shares held in a trust of which Mr. Beliveau and his spouse are the primary beneficiaries.

(5) Includes 28,573 shares issuable under stock options exercisable on or before April 9, 2002.

(6) Includes 93,442 shares issuable under stock options exercisable on or before April 9, 2002. Also includes 1,250 shares held by Mr. Davenport's son.

(7) Includes 136,336 shares issuable under stock options exercisable on or before April 9, 2002.

(8) Includes 43,042 shares issuable under stock options exercisable on or before April 9, 2002.

(9) Includes 13,328 shares issuable under stock options exercisable on or before April 9, 2002.

(10) Includes 9,987 shares issuable under stock options exercisable on or before April 9, 2002.

(11) Includes 1,578 shares and 19,781 shares issuable under stock options exercisable on or before April 9, 2002 in addition to the stock and option holdings described in notes (3) through (10) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. During some or all of our 2001 fiscal year, Dr. Mastran, Messrs. Beliveau, Grissen, Brown, Pond, Thompson and Davenport, Raymond Ruddy, Susan Pepin, George Casey and Margaret Carrera were our directors, executive officers and/or ten percent beneficial owners. Based solely on our review of the reports furnished to us and any written representations that no other reports were required received by us, we believe that during our 2001 fiscal year, our directors, executive officers and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements except that a Form 3 required to be filed upon James R. Thompson, Jr.'s election to our board of directors, which was due by March 16, 2001, was filed in May 2001.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The board of directors has fixed the number of directors at seven for fiscal year 2002. Under our charter, the board is divided into three classes, with each class having as nearly equal a number of directors as possible. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of shareholders. At the 2002 Annual Meeting, two Class II Directors will be elected to hold office for three years and until their successors are elected and qualified. The board has nominated Russell A. Beliveau and Jesse Brown for election as Class II Directors at the upcoming annual meeting. Mr. Beliveau and Mr. Brown presently serve as directors of the company. If you return your proxy card in the enclosed envelope, the persons named in the enclosed proxy card will vote to elect these two nominees unless you mark your proxy card otherwise. The proxy may not be voted for a greater number of nominees than two. Each nominee has consented to being named in this proxy statement and to serve if elected. If for any reason either nominee should become unavailable for election prior to the annual meeting, the proxy may vote for the election of a substitute. We do not presently expect that either of the nominees will be unavailable.

VOTE REQUIRED

    The affirmative vote of a plurality of the total number of votes cast for or withheld from Mr. Brown at the meeting is required to re-elect Mr. Brown to our board. The affirmative vote of a plurality of the total number of votes case for or withheld from Mr. Beliveau at the meeting is required to re-elect
Mr. Beliveau to our board. Abstentions and broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

    The following table contains biographical information about the nominees for Class II Directors and current directors whose terms of office will continue after the annual meeting. Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of February 8, 2002, appears above under "Security Ownership of Management and Five Percent Owners."

                              NOMINEES FOR CLASS II DIRECTORS (PRESENT TERM EXPIRES IN 2002)
                              --------------------------------------------------------------
NAME AND AGE                           BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS            DIRECTOR SINCE
------------                  --------------------------------------------------------------  --------------
Russell A. Beliveau           Russell A. Beliveau has served as President of Investor              1995
Age: 54                       Relations at MAXIMUS since October 2000 and as President of
                              Business Development from September 1998 until October 2000.
                              Prior to that, he served as the President of our Government
                              Operations Group from 1995 to 1998. Mr. Beliveau has more than twenty years' experience in the health and human services
                              industry during which he has worked in both government and private sector positions at the senior executive level.
                              Mr. Beliveau's past positions include Vice President of
                              Operations at Foundation Health Corporation of Sacramento,
                              California from 1988 through 1994 and Deputy Associate
                              Commissioner (Medicaid) for the Massachusetts Department of
                              Public Welfare from 1983 until 1988. Mr. Beliveau received his
                              Masters in Business Administration and Management Information
                              Systems from Boston College in 1980 and his B.A. in Psychology from Bridgewater State College in 1974.

Jesse Brown                   Jesse Brown has served as one of our directors since his             1997
Age: 57                       election by the board in September 1997. Mr. Brown was
                              President of Brown & Associates, Inc., an international
                              consulting company, until his retirement in October 2001.
                              Mr. Brown served as Secretary of Veterans Affairs in the
                              Clinton Administration from 1993 until 1997 and as Executive
                              Director of the Washington office of Disabled American
                              Veterans from 1989 to 1993. Mr. Brown also serves on the
                              boards of directors of PEC Solutions, Inc. and Roy
                              F. Weston, Inc. Mr. Brown is an honors graduate of Chicago
                              City College and also attended Roosevelt University in Chicago and Catholic University in Washington, D.C.

                                  CLASS I DIRECTORS (PRESENT TERM EXPIRES IN 2004)
                              --------------------------------------------------------
NAME AND AGE                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS         DIRECTOR SINCE
------------                  --------------------------------------------------------  --------------
Peter B. Pond                 Peter B. Pond has served as one of our directors since         1997
Age: 57                       his election by the board in December 1997 and as
                              Chairman of the Board since September 2001. Mr. Pond is
                              a founder of ALTA Equity Partners LLC, a venture capital
                              firm, and has been a General Partner of that firm since
                              June 2000. Prior to that, Mr. Pond was a Principal and
                              Managing Director in the Investment Banking Department
                              at Donaldson, Lufkin & Jenrette Securities Corporation
                              in Chicago and was head of that company's Midwest
                              Investment Banking Group. Mr. Pond holds a B.S. in
                              Economics from Williams College and an M.B.A. in Finance
                              from the University of Chicago. He is also a director of
                              Navigant Consulting, Inc.

James R. Thompson, Jr.        James R. Thompson, Jr. has served as one of our                2001
Age: 65                       directors since his election in March 2001. Governor
                              Thompson currently serves as Chairman of the Chicago
                              office of the law firm of Winston & Strawn, a position
                              he has held since January 1993. He joined that firm in
                              January 1991 as Chairman of the Executive Committee
                              after serving four terms as Governor of the State of
                              Illinois from 1977 until January 1991. Prior to his
                              terms as Governor, he served as U.S. Attorney for the
                              Northern District of Illinois from 1971 to 1975.
                              Governor Thompson served as the Chief of the Department
                              of Law Enforcement and Public Protection in the Office
                              of the Attorney General of Illinois, as an Associate
                              Professor at Northwestern University School of Law, and
                              as an Assistant State's Attorney of Cook County. He is a
                              former Chairman of the President's Intelligence
                              Oversight Board. Governor Thompson is currently a member
                              of the boards of directors of Jefferson Smurfit Group,
                              Navigant Consulting, Inc., Prime Retail, Inc., The Japan
                              Society (New York), Metal Management, Inc., Prime Group
                              Realty Trust, FMC Corporation, FMC Technologies, Inc.,
                              the Chicago Board of Trade and Hollinger International.
                              He also serves on the boards of the Museum of
                              Contemporary Art, the Lyric Opera and the Illinois Math
                              & Science Academy Foundation. Governor Thompson attended
                              the University of Illinois and Washington University,
                              and he received his J.D. from Northwestern University in
                              1959.

                                 CLASS III DIRECTORS (PRESENT TERM EXPIRES IN 2003)
                              --------------------------------------------------------
NAME AND AGE                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS         DIRECTOR SINCE
------------                  --------------------------------------------------------  --------------
Lynn P. Davenport             Lynn P. Davenport has served as the General Manager of         1994
Age: 54                       our Health and Consulting Services Strategic Business
                              Unit since October 2001. Prior to that, Mr. Davenport
                              had served as the President of our Consulting Group
                              since October 2000. Before that he was President of our
                              Human Services Division since he joined MAXIMUS in 1991.
                              He has over twenty-five years of health and human
                              services experience in the areas of administration,
                              productivity improvement, management consulting, revenue
                              maximization and management information systems. Prior
                              to joining us, Mr. Davenport was employed by Deloitte &
                              Touche, and its predecessor, Touche Ross & Co., in
                              Boston, Massachusetts, where he became a partner in
                              1987. Mr. Davenport received his M.P.A. in Public
                              Administration from New York University in 1971 and his
                              B.A. in Political Science and Economics from Hartwick
                              College in 1969.

Thomas A. Grissen             Thomas A. Grissen has served as the General Manager of         1999
Age: 42                       our Human Services and Systems Strategic Business Unit
                              since October 2001. Prior to that, Mr. Grissen had
                              served as our Chief Operating Officer since October
                              2000. Before that he was President of our Government
                              Operations Group since he joined MAXIMUS in March 1999.
                              Prior to that, he served as the General Manager and Vice
                              President of TRW from January 1998. Mr. Grissen was
                              President of BDM International from April 1997 until
                              joining TRW. Before starting at BDM International,
                              Mr. Grissen was a principal and managing director of
                              Unisys for sixteen years. Mr. Grissen received his
                              Executive M.B.A. from Michigan State University and his
                              B.A. in Business from Central Michigan University.

David V. Mastran              David V. Mastran has served as our President and Chief         1975
Age: 59                       Executive Officer since he founded MAXIMUS in 1975.
                              Dr. Mastran received his Sc.D. in Operations Research
                              from George Washington University in 1973, his M.S. in
                              Industrial Engineering from Stanford University in 1966
                              and his B.S. from the United States Military Academy at
                              West Point in 1965.

BOARD AND COMMITTEE MEETINGS

    Our board of directors held seven meetings during fiscal 2001. During our 2001 fiscal year, each of our directors attended all of the meetings of our board of directors and all of the meetings of the committees of the board upon which each served, except that Governor Thompson did not attend one meeting of the board.

    Our board has a standing Audit Committee that evaluates our independent accountants, reviews our audited financial statements, accounting processes and reporting systems and discusses the adequacy of our internal financial controls with our management and our independent accountants. The Audit Committee also assists the board with the selection of our independent accountants. The members of the Audit Committee are Jesse Brown, Peter Pond and James Thompson, Jr., each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of audit committee members. The Audit Committee held three meetings during fiscal 2001. The Audit Committee operates under a written charter adopted by the board on May 16, 2000. The Audit Committee's report appears in this proxy statement under the heading "Report of the Audit Committee."

    Our board also has a standing Compensation Committee that is responsible for establishing cash compensation policies with respect to our executive officers, employees, directors and consultants. From October 1, 2000 to December 15, 2000, Dr. Mastran and now-retired director Raymond Ruddy served on the Compensation Committee. On December 16, 2000, our board reconstituted the Compensation Committee, appointing Peter Pond and Jesse Brown as its members. The Compensation Committee's report appears in this proxy statement under the heading "Report of the Board of Directors and Compensation Committee." The current members of the Compensation Committee are Jesse Brown and Peter Pond. During our 2001 fiscal year, the Compensation Committee did not meet separately from the full board.

    On May 16, 2001, our board elected a Nominating Committee comprised of Jesse Brown, Peter Pond and James Thompson, Jr., who serves as the chairman of the committee. During our 2001 fiscal year, the Nominating Committee did not meet separately from the full board.

DIRECTOR COMPENSATION

    Directors who are also MAXIMUS employees do not receive additional compensation for their services as directors. Outside directors are paid a $30,000 annual retainer and a fee of $2,500 for each day of board or committee meetings in which they participate. Directors who are entitled to directors' fees may elect to receive all or a portion of their cash fees in stock options granted under our 1997 Equity Incentive Plan, valued using the Black-Scholes option pricing method. For fiscal 2001, all of our outside directors elected to receive their annual retainers in the form of stock options. Pursuant to these elections, Mr. Brown, Mr. Pond and Governor Thompson each received options to purchase 2,073 shares of our common stock at an exercise price of $35.00 per share. For fiscal 2001, Mr. Pond and Governor Thompson also elected to receive all of their meeting attendance fees in the form of stock options. Pursuant to these elections, Mr. Pond received options to purchase 1,720 shares of our common stock at exercise prices ranging from $29.31 to $46.03 per share, and Governor Thompson received options to purchase 688 shares of our common stock at exercise prices ranging from $35.00 to $46.03 per share. For fiscal 2001, we paid Mr. Brown $25,000 in meeting attendance fees. During our 2001 fiscal year, Mr. Brown and Mr. Pond also received special option grants in appreciation for their service to us, in the following amounts: Mr. Brown received options to purchase 1,500 shares of our common stock at an exercise price of $32.15 per share; Mr. Pond received options to purchase 4,000 shares of our common stock at exercise prices ranging from $32.15 to $33.95 per share.

    Any director who is not a MAXIMUS employee is eligible to participate in our 1997 Director Stock Option Plan. Options under the Director Stock Option Plan are automatically granted to an eligible director upon the election or re-election of the director. Under the plan, each option consists of 5,000 shares of common stock for each year of the term of office to which the director is elected or re-elected, with any period of term of office less than a year deemed a full year. The option becomes exercisable for 5,000 shares immediately upon grant and, if the grant is for more than 5,000 shares, then it also becomes exercisable for an additional 5,000 shares at each subsequent annual shareholders meeting during which the optionee is an eligible director and shares remain unexercisable under the option. Options granted under the Director Stock Option Plan have a ten-year term. The exercise price for each option is equal to our common stock's last sale price on the trading day immediately preceding the date of grant, as reported on the New York Stock Exchange. Currently, the only eligible directors are Messrs. Brown, Pond and Thompson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Governor Thompson, who has served as one of our directors since his election in March 2001, is Chairman of the law firm of Winston & Strawn in Chicago. Winston & Strawn has provided certain specialized legal services to MAXIMUS from May 2000 to the present.

    Donna Muldoon Mastran, our former Chief Administrative Officer, is married to Dr. Mastran, our President and CEO and one of our directors. Mrs. Mastran earned $140,000 in salary and $24,070 in bonus from us during our 2001 fiscal year. As of the date of this proxy statement, Mrs. Mastran remains employed by us on similar terms.

    Keven L. Kvasnicka is employed by us as a Manager in our Office of Information Systems. Mr. Kvasnicka is married to Dr. Mastran's daughter.
Mr. Kvasnicka earned $78,000 in salary and $8,430 in bonus from us during our 2001 fiscal year. As of the date of this proxy statement, Mr. Kvasnicka remains employed by us on similar terms.

    Joseph L. Mastran, Dr. Mastran's brother, is employed by us as a Corporate Real Estate Specialist. Joseph Mastran earned $60,000 in salary and $3,620 in bonus from us during our 2001 fiscal year. As of the date of this proxy statement, Joseph Mastran remains employed by us on similar terms.

    Janis D. Mastran, a Manager in our Travel Division, was Dr. Mastran's sister-in-law until May 9, 2001. Ms. Mastran earned $62,000 in salary and $9,630 in bonus from us during our 2001 fiscal year. As of the date of this proxy statement, Ms. Mastran remains employed by us on similar terms.

    Fred E. Casey is employed by us as a Senior Manager in our Infrastructure Technologies Division. Mr. Casey is the brother of George C. Casey, the former President of our Infrastructure Technologies Division and one of our former directors. Fred Casey earned $115,000 in salary and $4,000 in bonus from us during our 2001 fiscal year. As of the date of this proxy statement, Fred Casey remains employed by us on similar terms.

    Alan M. Casey is employed by us as a Manager in our Infrastructure Technologies Division. Mr. Casey is the brother of George C. Casey. Alan Casey earned $107,000 in salary and $8,000 in bonus from us during our 2001 fiscal year. As of the date of this proxy statement, Alan Casey remains employed by us on similar terms.

    Peter R. Baylinson is employed by us as Financial Manager in our Government Operations Group. Mr. Baylinson is the brother of Ilene R. Baylinson, the former President of our Federal Services Division. Mr. Baylinson earned $74,000 in salary and $8,430 in bonus from us during our 2001 fiscal year. As of the date of this proxy statement, Mr. Baylinson remains employed by us on similar terms.

    Evan A. Baylinson is employed by us as a Senior Application Developer in our Office of Information Systems. Mr. Baylinson is the brother of Ilene R. Baylinson. Mr. Baylinson earned $62,720 in salary and $6,010 in bonus from us during our 2001 fiscal year. As of the date of this proxy statement, Mr. Baylinson remains employed by us on similar terms.

    Ms. Carrera, former Vice Chairwoman of our board, owned property in Sacramento, California which was leased by MAXIMUS during our 2001 fiscal year. Pursuant to this lease, during our 2001 fiscal year, Ms. Carrera received a total of $67,787 in rental payments from MAXIMUS.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE The table below provides earned compensation information for our CEO and our four other most highly compensated executive officers whose earned salary and bonus from MAXIMUS for fiscal year 2001 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                    ANNUAL          COMPENSATION AWARDS
                                                COMPENSATION(1)     -------------------
                                    FISCAL    -------------------       SECURITIES           ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY    BONUS(2)   UNDERLYING OPTIONS    COMPENSATION(3)
---------------------------        --------   --------   --------   -------------------   ---------------
David V. Mastran.................    2001     $350,000      --           --                   --
  President and Chief Executive      2000      350,000      --           --                   --
  Officer                            1999      350,000      --           --                   --
Thomas A. Grissen................    2001      340,000   $ 30,100               *              $6,800
  Chief Operating Officer            2000      320,000     95,000          36,944(4)            8,250
                                     1999      181,944     70,000         204,199(5)            4,950
Lynn P. Davenport................    2001      340,000         --               *               6,800
  President of Consulting Group      2000      320,000    138,750          21,985(6)            6,800
                                     1999      311,538    174,500          10,468(7)            7,733
David A. Hogan...................    2001      260,000     74,630               *               7,108
  President of Government            2000      205,000     97,000          32,175(8)            6,796
  Operations Group                   1999      192,500     75,000           4,499(9)            7,429
Russell A. Beliveau..............    2001      280,000     24,070               *               6,800
  President of Investor Relations    2000      280,000     25,000           2,880(10)           6,800
                                     1999      270,000     35,000           2,100(11)           7,733

------------------------

* As of the date of this proxy statement, we have not determined the number of options which will be granted to these executive officers for our 2001 fiscal year, but we do intend to make such grants.

(1) Compensation in the form of perquisites and other personal benefits has been omitted when the total amount of those perquisites and personal benefits constituted less than either $50,000 or 10% of the total annual salary and bonus for the officer for the 2001 fiscal year.

(2) The bonuses shown for 2001 were earned in fiscal 2001, but paid on or about October 31, 2001. Similarly, bonuses earned in fiscal 2000 were paid on or about October 31, 2000, and bonuses earned in fiscal 1999 were paid on or about October 21, 1999.

(3) The figures in this column represent the company's contribution to the employee's account under our 401(k) plan.

(4) Consists of options earned in fiscal 2000 to purchase 30,944 shares of common stock at an exercise price of $20.75 per share granted in October 2000 and options to purchase 6,000 shares of common stock at an exercise price of $20.438 per share granted in June 2000.

(5) Consists of options earned in fiscal 1999 to purchase 4,199 shares of common stock at an exercise price of $26.25 per share granted in October 1999 and options to purchase 200,000 shares of common stock at an exercise price of $31.063 per share granted in February 1999.

(6) Consists of options earned in fiscal 2000 to purchase 15,985 shares of common stock at an exercise price of $20.75 per share granted in October 2000 and options to purchase 6,000 shares of common stock at an exercise price of $20.438 per share granted in June 2000.

(7) Consists of options earned in fiscal 1999 to purchase common stock at an exercise price of $26.25 per share granted in October 1999.

(8) Consists of options earned in fiscal 2000 to purchase 26,175 shares of common stock at an exercise price of $20.75 granted in October 2000 and options to purchase 6,000 shares of common stock at an exercise price of $20.438 granted in June 2000.

(9) Consists of options earned in fiscal 1999 to purchase shares of common stock at an exercise price of $26.25 granted in October 1999.

(10) Consists of options earned in fiscal 2000 to purchase common stock at an exercise price of $20.75 granted in October 2000.

(11) Consists of options earned in fiscal 1999 to purchase common stock at an exercise price of $26.25 granted in October 1999.

    OPTION GRANT TABLE. The following table provides information for options granted to our CEO and our four other most highly compensated executive officers during fiscal year 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL
                                                      INDIVIDUAL GRANTS                       REALIZABLE VALUE OF
                                    ------------------------------------------------------          ASSUMED
                                                    PERCENT                                     ANNUAL RATES OF
                                    NUMBER OF       OF TOTAL                                      STOCK PRICE
                                    SECURITIES      OPTIONS                                    APPRECIATION FOR
                                    UNDERLYING     GRANTED TO     EXERCISE OR                   OPTION TERM (1)
                                     OPTIONS       EMPLOYEES      BASE PRICE    EXPIRATION   ---------------------
NAME                                 GRANTED     IN FISCAL YEAR    ($/SHARE)       DATE         5%         10%
----                                ----------   --------------   -----------   ----------   --------   ----------
David V. Mastran..................     --           --               --           --            --          --
Lynn P. Davenport.................    15,985          1.37%         $ 20.75          (2)     $208,604   $  528,624
Thomas A. Grissen.................    30,944          2.65            20.75          (2)      403,819    1,023,318
David A. Hogan....................    26,175          2.24            20.75          (2)      341,584      865,607
Russell A. Beliveau...............     2,880          0.25            20.75          (2)       37,584       95,242

------------------------

(1) The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices. The values are based on an assumption that our common stock's market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option's 10-year term. We based the values on the common stock's last sale price on the business day immediately preceding the date of grant, as reported on the New York Stock Exchange. Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock's price, which will affect all shareholders proportionately.

(2) These options were granted on October 27, 2000 under our 1997 Equity Incentive Plan. Each option expires upon the earlier of three months after the officer's termination of employment or October 27, 2010.

    AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES. The following table provides information regarding stock options exercised by our CEO and our four other most highly compensated officers during fiscal year 2001 and held by our CEO and our four other most highly compensated officers as of September 30, 2001:

          AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                OPTIONS EXERCISED DURING               OPTIONS                IN-THE-MONEY OPTIONS
                                  FISCAL YEAR 2001 (1)           AT FISCAL YEAR-END          AT FISCAL YEAR-END (2)
                               ---------------------------   ---------------------------   ---------------------------
                               SHARES ACQUIRED     VALUE
            NAME                 ON EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  ---------------   ---------   -----------   -------------   -----------   -------------
David V. Mastran.............      --               --          --             --              --            --
Lynn P. Davenport............       16,303       $529,684      118,442         24,271      $3,937,898     $  415,734
Thomas A. Grissen............       25,000        432,051       86,336        129,807         833,342      1,422,587
David A. Hogan...............       10,456        216,051        9,987         27,504         168,766        503,318
Russell A. Beliveau..........      --               --          21,344          4,109         586,717         66,029

------------------------

(1) The values in this column represent the fair market value of the shares acquired upon exercise of options as of the date of exercise, less the exercise price paid to exercise those options.

(2) The values in this column represent the difference between the last reported sales price of the common stock as reported by the New York Stock Exchange on September 28, 2001 ($39.73) (September 30, 2001 was a Sunday) and the exercise price of the option, multiplied by the number of shares subject to the option.

EXECUTIVE EMPLOYMENT AGREEMENTS

    COMPENSATION. Dr. Mastran, Mr. Davenport, Mr. Grissen and Mr. Beliveau agreed to serve as officers of MAXIMUS under executive employment agreements which provided for minimum base salaries, subject to increases in the case of Messrs. Davenport, Grissen and Beliveau. Under those agreements, Dr. Mastran, Mr. Davenport and Mr. Beliveau received base salaries for our 2001 fiscal year as follows: Dr. Mastran, $350,000; Mr. Davenport, $340,000; Mr. Beliveau, $280,000. Mr. Grissen's executive employment agreement set his initial base salary at $25,000 per month. Mr. Grissen's salary is reviewed annually for adjustment. In addition, each of these officers is entitled to receive a year-end bonus that is consistent with our past practices under his employment agreement. Mr. Hogan does not have an employment agreement with MAXIMUS.

    TERM AND TERMINATION. Dr. Mastran's, Mr. Davenport's and Mr. Beliveau's employment agreements expired on September 30, 2001. Mr. Grissen's employment term began March 1, 1999 and continues through March 1, 2003. Mr. Hogan is an employee at will. The employment of each of these officers is subject to our right to terminate the officer's employment if he or she breaches any material duty or obligation to us or engages in other proscribed conduct.

    OTHER TERMS. Mr. Grissen's employment agreement provides that he will not compete with us and will maintain our trade secrets in strict confidence. Although now expired, our employment agreements with Dr. Mastran, Mr. Davenport and Mr. Beliveau contain provisions which survive the expiration of the agreements which similarly limit these officers from engaging in certain competitive activities and require these officers to maintain the confidentiality of our proprietary information.

REPORT OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

    The Compensation Committee of our board of directors establishes the cash compensation policies for the company's executive officers. The Compensation Committee consists of Mr. Brown and Mr. Pond, two of our outside directors. The board of directors is responsible for approving the equity compensation of executive officers under the MAXIMUS 1997 Equity Incentive Plan. The board and the Compensation Committee submit this report on compensation policies and actions during fiscal year 2001 with respect to Dr. Mastran, in his capacity as President and Chief Executive Officer of the company, and the four other most highly compensated executive officers whose combined salary and bonus for fiscal year 2001 exceeded $100,000, named in the compensation tables contained in this proxy statement.

    COMPENSATION PHILOSOPHY

    MAXIMUS bases its executive compensation philosophy on the belief that competitive compensation is essential to attract, motivate, retain and reward highly-qualified and industrious executives who contribute to the company's long-term success. Through its compensation policy, MAXIMUS strives to provide total compensation that is competitive with other companies in comparable lines of business. The compensation program includes both motivational and retention-related compensation components. Effective individual performance that meets and exceeds the company's current plans and objectives is encouraged through bonus awards and stock option grants. Stock options are granted in order to link a meaningful portion of the compensation of the company's executives with the performance of the company's common stock.

    MAXIMUS endeavors to reward each executive's achievement of designated targets that relate to the company's annual and long-term performance, customer satisfaction and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, MAXIMUS believes that an effective compensation program also requires the application of judgment and subjective determinations of individual performance. Therefore, the Compensation Committee and our board apply their judgment to reconcile the program's objectives with the realities of retaining valued employees.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit. MAXIMUS currently intends to structure its stock options grants to executive officers in a manner that meets these performance-based requirements.

    EXECUTIVE COMPENSATION PROGRAM

    Annual compensation for the company's executives consists of three principal elements: base salary, cash bonus and stock options.

    BASE SALARY. Mr. Davenport and Mr., Beliveau received an annual base salary under the terms of their employment agreements with MAXIMUS during fiscal 2001. The board approved the employment agreements with Mr. Davenport and Mr. Beliveau in 1997. Mr. Grissen receives an initial monthly base salary under the terms of his employment agreement, subject to annual review for adjustment. Mr. Grissen's employment agreement was approved by MAXIMUS in 1999. MAXIMUS sets the salaries or minimum salaries contained in employment agreements by referring to the relevant executive's salary history and by considering internal and external factors, and MAXIMUS may adjust based salaries for future periods based upon individual performance, experience and the salaries paid to individuals in comparable positions with other companies.

    CASH BONUS. Each of these officers also may receive an annual cash bonus as a significant part of his annual compensation. In fiscal 2001, the cash bonuses earned by each of the other officers named in the Summary Compensation Table represented the following percentages of their total fiscal 2001 earned compensation: Mr. Grissen, 7.9%; Mr. Beliveau, 7.7%, Mr. Hogan, 21.8% and
Mr. Davenport, 0%. A target cash bonus has been established for Mr. Grissen by the terms of his employment agreement. We determine the amount of the cash bonuses awarded to Mr. Davenport, Mr. Grissen and Mr. Beliveau based upon our financial performance and the officer's contribution to this performance. We review and evaluate the performance of the executive's division or activity, the impact on us of that division or activity and the skills and experience required for the job in assessing each executive's contribution to our success. We also compare these factors with similar factors applied to other executives, both inside and outside of MAXIMUS. For fiscal 2001, Mr. Davenport volunteered to forgo his bonus.

    EQUITY OWNERSHIP. MAXIMUS also provides long-term incentive compensation to its executives in the form of options to purchase common stock. The MAXIMUS stock option program is designed to (i) highlight and reinforce the mutual long-term interests between employees and the shareholders and (ii) attract and retain important key executives, managers and individual contributors. The retention of key executives is essential to our growth and development.

    Generally, the stock options that MAXIMUS grants have relatively long vesting periods and exercise prices equal to the fair market value per share of common stock on the date of the grant. The retention value of these options is maximized, and our executive officers are provided with an incentive for longer-term success, through long vesting periods. Many of our stock options vest in equal annual installments over four years beginning on the first anniversary of the date of the option grant. If employees leave MAXIMUS before their options are exercisable, the unexercisable portions are forfeited. While MAXIMUS believes that these longer vesting periods are in the shareholders' best interest, the vesting periods may result in an increased number of outstanding options compared to companies with shorter vesting schedules.

    In general, the number of shares of common stock underlying the stock options granted to each executive reflects the significance of that executive's current and anticipated contributions to MAXIMUS and the equity compensation policies of competitors and other privately-held and publicly-traded companies with similar capitalizations. MAXIMUS expects to continue to apply this philosophy to future grants of its stock options, including our grant of stock options for our executives' service during our 2001 fiscal year. As of the date of this proxy statement, we have not determined how many stock options we will grant to our executive officers for our 2001 fiscal year, but we do intend to make such grants. The value that may be realized upon exercise of options depends upon the price of our common stock at the time of exercise and the exercise price of the option. Each individual option-holder, and not the board, makes the decision as to whether to exercise options that are exercisable at any particular time.

    DR. MASTRAN'S COMPENSATION

    Dr. Mastran's minimum base annual compensation for fiscal 2001 was fixed at $350,000 by his employment agreement. His base compensation was not increased from the contractual minimum during fiscal 2001. When the board approved
Dr. Mastran's employment agreement, it set Dr. Mastran's base salary at a level it believed was consistent with Dr. Mastran's salary history at MAXIMUS.
Dr. Mastran's employment agreement permits a large portion of his total compensation to be reflected by an annual bonus. The Compensation Committee is responsible for determining Dr. Mastran's annual bonus after the end of the fiscal year by evaluating MAXIMUS' overall financial performance and Dr. Mastran's contribution to MAXIMUS' performance. Despite Dr. Mastran's substantial contributions to MAXIMUS' performance in fiscal 2001, Dr. Mastran received no bonus, stock awards or option grants in light of his existing significant equity ownership in MAXIMUS. On November 13, 2001, the board approved an increase in Dr. Mastran's base salary for our 2002 fiscal year to $375,000.

                                          MAXIMUS, INC.
                                          BOARD OF DIRECTORS
                                          Russell A. Beliveau
                                          Jesse Brown
                                          Lynn P. Davenport
                                          Thomas A. Grissen
                                          David V. Mastran
                                          Peter B. Pond
                                          James R. Thompson, Jr.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the board of directors' primary function is to assist the board in fulfilling its oversight responsibilities for financial reporting compliance by reviewing the audited financial statements, the systems of internal controls which management and the board of directors have established and the overall audit process. In the course of its oversight the Audit Committee of the board has (i) reviewed and discussed with management the MAXIMUS audited financial statements for the fiscal year ended September 30, 2001, (ii) discussed with Ernst & Young LLP, MAXIMUS' independent accountants, the matters required to be discussed by Statement on Accounting Standards
No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Audit Committee discussed with the independent accountants the auditors' independence and considered whether the provision by Ernst & Young LLP of the non-audit services described in the section of this proxy statement captioned "Independent Public Accountants" below is compatible with maintaining the auditors' independence.

    Based on this review and discussion, the Audit Committee recommended to the board of directors that the audited financial statements be included in the MAXIMUS Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Jesse Brown
                                          Peter B. Pond
                                          James R. Thompson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 2001, the MAXIMUS compensation committee consisted of Dr. Mastran and Mr. Ruddy until December 16, 2000, after which it consisted of Mr. Brown and Mr. Pond. Dr. Mastran has served as President, Chief Executive Officer and a director of MAXIMUS since our incorporation in 1975. Mr. Ruddy served as the Chairman of the Board and an officer of MAXIMUS from 1985 until his retirement on August 13, 2001. Mr. Brown and Mr. Pond have each served as outside directors of MAXIMUS since 1997. In addition, Messrs. Beliveau, Davenport and Grissen are officers and employees of MAXIMUS. In their capacity as members of the board of directors, these individuals consider compensation matters.

    Until June 2000, Mr. Pond was a Principal and Managing Director in the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corporation (DLJ) in Chicago. As disclosed under the caption "Certain Relationships and Related Transactions" above, DLJ or its affiliates acted as managing underwriter for two of our public offerings of common stock and managed our securities portfolio. In his capacity as a member of the board of directors, Mr. Pond also considers non-cash compensation matters.

    Governor Thompson, who has served as one of our directors since his election in March 2001, is Chairman of the law firm of Winston & Strawn in Chicago. As disclosed under the caption "Certain Relationships and Related Transactions" above, Winston & Strawn has provided certain specialized legal services to MAXIMUS from May 2000 to the present. In his capacity as a member of the board of directors, Governor Thompson also considers non-cash compensation matters.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total shareholder return on our common stock since June 13, 1997, the date on which our common stock commenced trading on the New York Stock Exchange, with the cumulative total return for the NYSE Stock Market Index (U.S. Companies) and the NYSE/ AMEX/NASDAQ SIC 8740-8749 Stocks Index (Management and Public Relations Services--U.S. Companies). This graph assumes the investment of $100 on June 13, 1997 in our common stock, the NYSE Stock Market Index and the NYSE/AMEX/NASDAQ SIC 8740-8749 Stocks Index and assumes dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         MAXIMUS, INC.  NEW YORK STOCK EXCHANGE - U.S.  MANAGEMENT AND PUBLIC RELATIONS SERVICES COMPANIES - U.S.
6/13/97        $100.00                         $100.00                                                    $100.00
9/30/97        $160.76                         $107.76                                                    $123.97
9/30/98        $169.45                         $112.15                                                     $97.60
9/30/99        $166.32                         $133.88                                                     $86.07
9/30/00        $122.92                         $153.31                                                     $61.17
9/30/01        $220.70                         $129.90                                                     $41.20

                                     LEGEND

GRAPH LINE                                    6/13/97    9/30/97    9/30/98    9/30/99    9/30/00    9/30/01
----------                                    --------   --------   --------   --------   --------   --------
MAXIMUS, Inc................................   $100.0     $160.8     $169.4     $166.3     $122.9     $220.7
New York Stock Exchange--U.S................   $100.0     $107.7     $112.2     $133.8     $152.9     $129.9
Management and Public Relations Services
  Companies--U.S............................   $100.0     $123.6     $ 97.3     $ 85.7     $ 60.9     $ 41.2

            PROPOSAL 2: AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

GENERAL

    Our board of directors adopted the 1997 Equity Incentive Plan in January 1997 and our shareholders approved the plan in February 1997. The plan provides for the grant of stock-based awards to those of our (and our subsidiaries') employees, outside directors and consultants that are capable of contributing significantly to our successful performance, as determined by the plan committee. Awards that may be granted under the plan include the following, all of which relate to our common stock: stock options (both incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock, stock units and other stock-based awards. The plan is designed to attract and retain key employees and consultants and to provide an incentive for these individuals to achieve long-range performance goals. The plan enables our key employees and consultants to participate in our long-term growth. We believe the plan has successfully helped us to meet those objectives. Plan amendments were submitted for the approval of our shareholders at our 1999 and 2001 annual meetings. The plan, as amended to date, is attached as Appendix A to this proxy statement. The plan committee has the authority to determine the number of awards which will be granted and the specific terms and conditions of individual awards, including exercise prices, vesting periods and expiration dates, and can amend, modify or terminate existing awards. The plan may be amended, suspended or terminated by the board, subject to such stockholder approval as the board determines to be necessary or advisable. The closing price of our common stock on February 15, 2002, as reported by the New York Stock Exchange, was $32.38.

    Prior to the amendment which is the subject of Proposal 2 at the annual meeting, the plan provided for awards to be made for up to a total of 5,000,000 shares of MAXIMUS common stock. The number of shares available for awards under the plan is subject to adjustment for recapitalizations, reorganizations and similar capital changes that affect our common stock. In addition, we may grant options under the plan to the holders of outstanding options granted by an acquired company through the assumption or substitution of the acquired company's outstanding options. However, options issued in replacement of options assumed from an acquired company will not reduce the number of shares available for award under our plan. When we acquired the Carrera Consulting Group in August 1998, we granted options to purchase an aggregate of 135,869 shares of our common stock to the holders of outstanding options to purchase shares of Carrera's common stock as a result of our assumption of these options. Out of the options granted as a result of the assumption of the Carrera options, options to purchase 64,881 shares of our common stock have been cancelled and options to purchase 31,885 shares have been exercised.

    As of February 8, 2002, we had granted options to purchase an aggregate of 4,673,068 shares of our common stock to 1,342 individuals, excluding the options granted in exchange for the options assumed from the Carrera option holders, pursuant to the plan. Out of these granted options, as of February 8, 2002, options to purchase 420,825 shares had been cancelled, options to purchase 1,060,884 had been exercised and options to purchase an aggregate of 3,191,359 shares remained outstanding. Thus far, we have not granted any stock appreciation rights, performance shares, restricted stock, stock units or other stock-based awards under the plan.

    On January 14, 2002, the board of directors voted, subject to shareholder approval, to increase the number of shares of common stock available for awards under the plan to 6,500,000 shares, subject to adjustment for recapitalizations, reorganizations and similar capital changes that affect our common stock. The board proposed this amendment in order to ensure that a sufficient number of shares of our common stock are available to be issued under the plan in the future. The board made the proposed amendment to the plan subject to shareholder approval. Accordingly, the proposal to increase the number of shares available under the plan to 6,500,000 shares will be voted on at our 2002 Annual Meeting. If this proposal is not approved at the annual meeting, the board will reconsider the amendment.

    We are sensitive to the concerns of some of our shareholders about possible dilution of their interests due to the approval and award of additional options and other awards under the plan. Accordingly, the board has adopted certain other amendments to the plan to address those concerns. Among other things,

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the plan now prohibits repricing of issued stock options without our shareholders' approval except in the case of a recapitalization. We have never repriced stock options in the past, but we believe this amendment provides our shareholders with some assurance as to our intentions in that regard. Also, the plan now requires that all options, incentive stock options as well as non-qualified options, be granted with an exercise price of no less than the fair market value of our common stock on the date of grant. That also has been our consistent past practice.

ADMINISTRATION AND ELIGIBILITY

    Our board of directors has retained the authority to administer the 1997 Equity Incentive Plan, either directly or through the board's designee(s). Awards are granted under the plan at the board's or the board's designee(s)' discretion. The board or its designee(s) determines the recipients of awards and establishes the terms and conditions of each award, including the exercise price, the acceptable forms of payment of the exercise price, the number of shares underlying the award, the term and expiration date of the award and the award's vesting period, subject to limitations provided in the plan. The plan, as amended to date, requires that the exercise price of any stock option granted under the plan be no less than the fair market value of our common stock on the date that the option is granted. In addition, the plan prohibits grants of nonstatutory stock options which are exercisable in whole or in part more than ten years from the date they are granted. No incentive stock option may be granted under the plan after January 31, 2007, ten years from the date of the plan's adoption, and no repricing of options issued under the plan is permitted, except in the case of a recapitalization of MAXIMUS, without shareholder approval.

    The board has delegated to our President the power to grant options under the plan to our employees and consultants who are not "reporting persons" under
Section 16 of the Securities Exchange Act of 1934, in amounts consistent with guidelines established by our management. The President may not grant options in excess of 50,000 shares to any newly hired non-reporting person without the approval of the board.

PLAN BENEFITS

    Since awards under the 1997 Equity Incentive Plan are discretionary, the specific awards that may be granted in the future under the plan are not determinable. From the inception of the plan through February 8, 2002, no options to purchase shares of our common stock were granted under the plan to Dr. Mastran, options to purchase 241,143 shares were granted under the plan to Mr. Grissen, options to purchase 159,016 shares were granted under the plan to Mr. Davenport, options to purchase 59,997 shares were granted under the plan to Mr. Hogan, an aggregate of 574,185 shares of our common stock were granted under the plan to all of our current executive officers as a group (8 persons), options to purchase an aggregate of 19,565 shares were granted under the plan to all of our current directors who are not executive officers as a group (3 persons), options to purchase 25,453 shares were granted under the plan to director nominee Russell A. Beliveau, options to purchase 3,573 shares were granted under the plan to director nominee Jesse Brown, options to purchase 18,522 shares were granted under the plan to Dr. Mastran's wife, and options to purchase an aggregate of 3,631,653 shares were granted under plan to all of our current employees, including our current employee officers, but not including our current executive officers. No person has received five percent or more of the options which are subject to the plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

    INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income upon the grant of an incentive stock option (ISO) under the 1997 Equity Incentive Plan, nor upon the exercise of an ISO granted under the plan.

    If an optionee does not dispose of shares issued to the optionee upon the exercise of an ISO both (i) within two years from the date that the ISO was granted, and (ii) within one year from the date that the optionee exercised the ISO, then any dollar amount realized on the sale of the shares in excess of the

                                       18
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exercise price of the option will be taxed to the optionee as a long-term capital gain. Similarly, any loss sustained by the optionee in the sale of the shares will be treated as a long-term capital loss. In either situation, MAXIMUS will not be allowed a deduction on our federal income taxes. An optionee may incur an alternative minimum tax liability as a result of an adjustment in computing alternative minimum taxable income that will be caused by the exercise of the ISO.

    If an optionee disposes of shares acquired upon the exercise of an ISO prior to the expiration of either (i) the two-year period following the grant date, or
(ii) the one-year period following the exercise date, then the optionee will realize ordinary income in the year of the disposition in an amount equal to the excess (if any) of the fair market value of the shares when the ISO was exercised (or, if less, the amount realized in the sale of the shares) over the exercise price of the option. Any further gain realized by the optionee will be taxed as a short-term or long-term capital gain. A disposition of this nature is known as a "disqualifying disposition." MAXIMUS will be entitled to deduct from our federal income taxes the amount of ordinary income realized by an optionee, but not the amount of any additional realized short-term or long-term capital gain, in a disqualifying disposition of an ISO. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

    NONSTATUTORY STOCK OPTIONS. An optionee realizes no income when a nonstatutory stock option is granted. However, upon exercise of a nonstatutory option, an optionee realizes ordinary income in an amount equal to the excess (if any) of the fair market value of the shares on the date of the option exercise over the exercise price of the option. MAXIMUS will be entitled to deduct from our federal income taxes the amount of ordinary income realized by an optionee in the exercise of a nonstatutory option. Furthermore, any appreciation or depreciation occurring after the date of exercise of the nonstatutory option will be treated as a short-term or long-term capital gain or loss once the shares underlying the option are disposed of by the optionee. MAXIMUS will not be allowed a deduction on our federal income taxes as a result of a disposition of shares received upon exercise of a nonstatutory option.

SUPPLEMENTAL INFORMATION

    In the event this proposal is approved at the meeting, we intend to register the new plan shares on a Form S-8 to be filed with the SEC as soon as reasonably practicable following the meeting.

VOTE REQUIRED

    Approval of this proposal requires the affirmative vote of at least a majority of the votes cast on this proposal and that the total votes cast on that proposal represent more than 50% of the total shares entitled to vote on the proposal. On this proposal only, abstentions will be treated as votes cast, but broker non-votes will not. Therefore, on this proposal, abstentions will have the effect of a negative vote on the proposal, and broker non-votes will have no effect on the voting on the proposal.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

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    PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Our board has selected the firm of Ernst & Young LLP as our independent public accountants for fiscal year 2002. Although shareholder approval of the board's selection of Ernst & Young is not required by law, the board believes that it is advisable to give the shareholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider the selection of Ernst & Young.

    Ernst & Young examined our financial statements for fiscal year 2001. Representatives of Ernst & Young are expected to attend the annual meeting to respond to questions and will have the opportunity to make a statement if they desire.

AUDIT FEES

    The aggregate of fees billed to us by Ernst & Young for professional services rendered for the audit of our annual financial statements for our 2001 fiscal year and for reviewing our financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for our 2001 fiscal year was $260,000. The aggregate of fees billed to us by Ernst & Young for professional services rendered for accounting consultations during our 2001 fiscal year, for accounting services related to registration statements filed with the SEC during our 2001 fiscal year, and for all other audit-related services provided to us by Ernst & Young during our 2001 fiscal year was $98,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

    No fees were billed to us by Ernst & Young for financial systems design and implementation services for our 2001 fiscal year.

ALL OTHER FEES

    The aggregate of fees billed to us by Ernst & Young for all services rendered to us by Ernst & Young for our 2001 fiscal year, other than the fees disclosed in the preceding two paragraphs of this proxy statement, was $255,000.

VOTE REQUIRED

    The affirmative vote of a plurality of the total number of votes cast for or against this proposal at the meeting is required to ratify the selection of Ernst & Young. Abstentions and broker non-votes will be considered as present for quorum purposes, but will not count as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

SHAREHOLDER PROPOSALS

    Generally, our bylaws require a shareholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 45 days before the meeting. However, if we have given less than 60 days notice or public disclosure of the meeting, then we must receive a shareholder's notice within 15 days after our notice or disclosure was given. A shareholder notice must describe the proposed business or nominee and identify the shareholder making the proposal or nomination.

    Any proposal you intend to present at the 2003 Annual Meeting of Shareholders must be received by MAXIMUS at our principal office at 11419 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary, not later than October 25, 2002 if you wish to have it included in the proxy statement and form of proxy for that meeting.

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
    In addition, if we do not receive your proposal for presentation at the 2003 Annual Meeting by January 8, 2003 then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised shareholders of the proposal in the proxy statement for the 2003 Annual Meeting.

OTHER MATERIALS

    Our Annual Report to Shareholders is being mailed to shareholders along with this proxy statement on or about February 22, 2002. UPON WRITTEN REQUEST, WE WILL PROVIDE ANY RECIPIENT OF THIS PROXY STATEMENT, FREE OF CHARGE, ONE COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR OUR 2001 FISCAL YEAR AND ONE COPY OF OUR ANNUAL REPORT ON FORM 10-K/A FOR OUR 2001 FISCAL YEAR (WHICH AMENDED OUR ANNUAL REPORT ON FORM 10-K FOR OUR 2001 FISCAL YEAR), INCLUDING ALL EXHIBITS. REQUESTS SHOULD BE DIRECTED TO F. ARTHUR NERRET, CHIEF FINANCIAL OFFICER; MAXIMUS, INC.; 11419 SUNSET HILLS ROAD; RESTON, VIRGINIA 20190.

                                          By Order of the Board of Directors,

                                          David R. Francis, SECRETARY

February 22, 2002

                                       21
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                                   APPENDIX A
                                 MAXIMUS, INC.
                           1997 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

    The purpose of the MAXIMUS, Inc. 1997 Equity Incentive Plan is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

SECTION 2. DEFINITIONS

    "Affiliate" means any business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes hereof, "control" (and with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock.

    "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

    "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, as applicable to the Company at the time ("Rule 16b-3"); PROVIDED, HOWEVER, that until such committee is appointed, "Committee" means the Board.

    "Common Stock" or "Stock" means the common stock of the Company.

    "Company" means MAXIMUS, Inc.

    "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

    "Effective Date" means January 31, 1997.

    "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

    "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

    "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

    "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

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
    "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

    "Participant" means a person selected by the Committee to receive an Award under the Plan.

    "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

    "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

    "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

    "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

    "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

    "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

    "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

SECTION 3. ADMINISTRATION

    The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

SECTION 4. ELIGIBILITY

    All employees and, in the case of Awards other than Incentive Stock Options, outside directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

SECTION 5. STOCK AVAILABLE FOR AWARDS

    (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 6,500,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) If the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of
(i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and
(iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number. However, except in the case of a recapitalization of the Company, the exercise price of any Option granted under the Plan may only be adjusted with the approval of the shareholders of the Company at an annual or special meeting thereof.

SECTION 6. STOCK OPTIONS

    (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

    (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and Nonstatutory Stock Options.

    (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. However, no Nonstatutory Stock Option shall be granted which is exercisable, in whole or in part, more than ten years from the date of grant of such Nonstatutory Stock Option. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

    (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

    (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

SECTION 7. STOCK APPRECIATION RIGHTS

    (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

    (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

SECTION 8. PERFORMANCE SHARES

    (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

    (b) The committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

    (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

SECTION 9. RESTRICTED STOCK

    (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

    (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

SECTION 10. STOCK UNITS

    (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

    (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

SECTION 11. OTHER STOCK-BASED AWARDS

    (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

    (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

SECTION 12. GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) LIMITATIONS ON TRANSFERABILITY. Options shall not be transferable by the recipient other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative; provided that the Committee may in its discretion waive such restriction in any case.

    (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

    (c) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

    (d) SETTLEMENT. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

    (e) DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
(ii) cash payments in lieu of or in addition to an Award.

    (f) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

    (g) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

    (h) LOANS. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

    (i) WITHHOLDING TAXES. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee's discretion, the Participant may pay any taxes due with respect to an Option in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

    (j) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

    (k) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, except in the case of a recapitalization of the Company, the Committee shall obtain shareholder approval to: (i) amend the terms of any outstanding options under the Plan to provide an option exercise price per share which is lower than the then-current exercise price per share of such outstanding options or
(ii) cancel any outstanding options under the Plan and grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share lower than the exercise price per share of the cancelled options.

SECTION 13. MISCELLANEOUS

    (a) LIMITATION ON NUMBER OF SHARES GRANTED. Notwithstanding any other provision of the Plan, the aggregate number of shares of Common Stock subject to Options and SARs that may be granted within any fiscal year to any one Eligible Person under the Plan shall not exceed that number of shares equal to 20% of the total number of shares reserved for issuance under the Plan, except for grants to new hires during the fiscal year of hiring which shall not exceed that number of shares equal to 30% of the total number of shares reserved for issuance under the Plan.

    (b) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment.

The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (c) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

    (d) EFFECTIVE DATE. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

    (e) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

    (f) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

1.  ADOPTED BY THE BOARD OF DIRECTORS ON JANUARY 31, 1997.

2.  APPROVED BY THE SHAREHOLDERS ON FEBRUARY 3, 1997.

3. AMENDED BY THE BOARD OF DIRECTORS ON AUGUST 26, 1998, AS APPROVED BY THE SHAREHOLDERS ON FEBRUARY 23, 1999.

4. AMENDED BY THE BOARD OF DIRECTORS ON JUNE 13, 2000 AND NOVEMBER 21, 2000, AS APPROVED BY THE SHAREHOLDERS ON MARCH 6, 2001.

5.  AMENDED BY THE BOARD OF DIRECTORS ON MARCH 6, 2001.

6. AMENDED BY THE BOARD OF DIRECTORS ON JANUARY 14, 2002, SUBJECT IN PART TO APPROVAL BY THE SHAREHOLDERS AT THE 2002 ANNUAL MEETING.

           Form of Proxy Card for 2002 Annual Meeting of Shareholders
                 (Formatting of Actual Proxy Card Will Differ)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 MAXIMUS, INC.
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 4, 2002

    THE UNDERSIGNED SHAREHOLDER OF MAXIMUS, INC. (THE "COMPANY") HEREBY APPOINTS DAVID V. MASTRAN AND F. ARTHUR NERRET, AND EACH OF THEM ACTING SINGLY, THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ON BEHALF OF THE UNDERSIGNED ALL OF THE SHARES OF CAPITAL STOCK OF THE COMPANY THAT THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON APRIL 4, 2002, AND AT ALL ADJOURNMENTS THEREOF, HEREBY REVOKING ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH SHARES.

                                                                  SEE REVERSE
     (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)                 SIDE

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                 MAXIMUS, INC.

                                 April 4, 2002

                Please Detach and Mail in the Envelope Provided

A /X/        Please mark your votes
             as in this example.
                                               FOR                 WITHHELD        NOMINEES:
                                           all nominees       from all nominees
1.           Election of Class II              / /                   / /           Russell A. Beliveau
             Directors.                                                            Jesse Brown

FOR, except vote withheld from the
following nominee:
----------------------------------------
                                                    FOR                AGAINST              ABSTAIN
2.   To approve a proposed amendment to             / /                  / /                  / /
     the MAXIMUS 1997 Equity Incentive
     Plan to increase the number of shares
     of MAXIMUS common stock as to which
     awards may be granted under the plan
     to 6,500,000 shares.

3.   To ratify the appointment of Ernst &           / /                  / /                  / /
     Young LLP as independent public
     accountants for MAXIMUS' 2002 fiscal
     year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL
BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED HEREIN. IF NO SPECIFICATION IS
MADE, THIS PROXY WILL BE VOTED "FOR"
PROPOSALS 1, 2 AND 3. THE PROXIES
APPOINTED HEREBY ARE ALSO AUTHORIZED BY
THIS PROXY TO VOTE IN THEIR DISCRETION ON
BEHALF OF THE UNDERSIGNED UPON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE
MEETING.

                                                        MARK HERE                              MARK HERE
                                                      FOR ADDRESS  / /                       IF YOU PLAN  / /
                                                       CHANGE AND                              TO ATTEND
                                                       NOTE BELOW                            THE MEETING

                                                    Address change: __________________________________

                                                    __________________________________________________

Signature ___________________  Date ______________  Signature ___________________  Date ______________

                                                          (IF HELD JOINTLY)

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.